PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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                PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
                RESULTS FOR THE SECOND QUARTER OF FISCAL 2016

Patriot Transportation Holding, Inc. (NASDAQ-PATI) Jacksonville, Florida; April 27, 2016 -

Second Quarter Results for Fiscal Year 2016.

The Company reported net income of $863,000, or $.26 per share, compared to a net loss of $351,000, or ($.11) per share, in the same quarter of fiscal 2015. The loss in the 2nd quarter of last year was primarily the result of a $2,074,000 intangible asset impairment charge resulting in a negative impact to net income of $1,265,000, or ($.39) per share, in that quarter.

Total revenues for the quarter were $29,048,000, down $689,000 from $29,737,000 in the same quarter last year. Fuel surcharge revenues were lower by $2,110,000 as the average price of diesel fuel was significantly lower ($.74 per gallon) this quarter versus the same quarter last year. Transportation revenues (excluding fuel surcharges) were up $1,421,000 (or 5.2%) to $28,514,000 on 117,000 more revenue miles, an increase of 4.1% revenue per mile versus the same quarter last year. As of February 2016, we have fully replaced the volumes we elected to discontinue in the 2nd quarter of last year.

Compensation and benefits costs were up $979,000 (or 9.1 cents per mile) versus the second quarter of fiscal 2015. Given the severe shortage of qualified drivers and the difficulty and time associated with hiring, training and retaining them, during the second quarter we strategically invested in growing our driver count to levels in excess of then current demands to position ourselves for opportunities we felt would arise during the seasonally busier spring and summer months. During the 2nd quarter, we started to see demand increase as we added some new business opportunities and we are optimistic we will see continued volume growth as we enter the busy summer months ahead.

The Company's gross cost of fuel was down $1,391,000 over the same quarter last year which was not enough to off-set the $2,110,000 decline in fuel surcharge revenues resulting in a negative margin impact of $719,000 (or 6.7
cents per mile) this quarter.   Fuel surcharge tables are customer specific
and can vary considerably from customer to customer. The typical fuel surcharge table provides some margin contribution at higher diesel fuel prices but also results in some margin erosion at the lower diesel fuel prices we have been experiencing the past several quarters. We have been working with several customers to adjust their fuel surcharge tables in an effort to eliminate some of this margin erosion and, in this quarter, we had success with a few larger customers which should have a positive impact on our margins as we move forward.

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Insurance and losses were lower by $560,000 due mainly to lower medical claims and favorable resolutions to some prior year liability claims compared to the actuarial reserve estimates.

Corporate expense was $304,000 lower compared to the same quarter last year due mainly to the gain on sale of a 75% interest in the corporate airplane during this quarter.

Gains on equipment sales this quarter were $75,000 versus gains of $614,000 in the same quarter last year.

Operating profit this quarter was $1,447,000 versus a loss of $553,000 in the same quarter last year. The loss in the 2nd quarter of last year was primarily the result of a $2,074,000 intangible asset impairment charge.
In order to compare the operating performance for the same quarter last year excluding the impairment charge, we are required to make the following disclosure regarding certain non-GAAP financial measures ("adjusted") within the meaning of Regulation G promulgated by the Securities and Exchange Commission ("Regulation G") to supplement the financial results as reported in accordance with GAAP. "The non-GAAP financial measures discussed below include adjusted net income and adjusted operating profit. These non-GAAP financial measures exclude the intangible asset impairment charge incurred in the second quarter of fiscal 2015. Management believes these adjusted measures better reflect our operating performance during the periods discussed and reflect how management evaluates our operational results. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures. Refer to "Non-GAAP Financial Measures" below in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures."

The Company's net income in the 2nd quarter was $863,000, or $.26 per share, versus adjusted net income of $914,000, or $.28 per share, in the 2nd quarter of fiscal 2015. Operating profit in this quarter was $1,447,000 versus adjusted operating profit of $1,521,000 in the 2nd quarter of fiscal 2015.

On April 1, 2016, the Company acquired 7 tractors and 16 drivers from a private fleet in central Florida together with the contractual right to service 73 locally owned convenience stores controlled by the seller. We are integrating this acquisition into our everyday business and are thus far pleased with the results. Other small acquisition opportunities of this type could well become available in the near term as insurance markets tighten and electronic log requirements become effective.

First Six Months' Results for Fiscal Year 2016.

The Company reported net income of $2,238,000, or $.68 per share (which included $1,029,000, or $0.31 per share, of net income from the settlement of a claim in connection with the 2010

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Deepwater Horizon event) compared to adjusted (fn1) net income of $2,016,000 or $.62 per share, in the same period last year.

Total revenues were $58,419,000 down $3,035,000 from $61,454,000 last year as a result of $5,173,000 lower fuel surcharges. Fuel surcharge revenues were down as the average price of diesel fuel was significantly lower this period ($.90 per gallon) versus the same period last year, plus, the first few months of fiscal 2015 benefited greatly from the time lag involved in reducing fuel surcharges during a rapidly declining diesel fuel price environment. Transportation revenues (excluding fuel surcharges) were up $2,138,000 to $56,523,000 on 251,000 fewer revenue miles, an increase of 5.1% revenue per mile versus the same period last year.

The Company's gross cost of fuel was down $3,571,000 over the same period last year which was not enough to off-set the $5,173,000 reduction in fuel surcharge revenues resulting in a negative margin impact of $1,602,000 (or
7.6 cents per mile) this period versus the same period last year.

Compensation and benefits costs were up $1,568,000 (or 7.4 cents per mile) versus the first six months of fiscal 2015 due mainly to the difficulty and time associated with hiring, training and retaining drivers in this severe driver shortage.

Insurance and losses were lower by $381,000 due mostly to lower medical claims and favorable resolutions to some prior year liability claims compared to the actuarial reserve estimates.

Corporate expense was lower by $265,000 compared to the same period last year due mainly to the gain on sale of a 75% interest in the corporate airplane.

We had $727,000 less in gains on equipment sales this period versus the same period last year.

As a result, operating profit this period was $2,046,000 versus an adjusted (fn1) operating profit of $3,354,000 in the same period last year.

Summary and Outlook.

We have been successful the past several quarters in growing our per mile transportation revenue while adding revenue miles through new business opportunities. Given the severe shortage of qualified drivers and the difficulty and time associated with hiring, training and retaining them, during the second quarter of this year we strategically invested in growing our driver count to levels in excess of then current demands to position ourselves for opportunities we felt would arise during the seasonally busier spring and summer months. Our driver turnover rate in this 2nd quarter was down to 60.7%, compared to 66.9% in the same quarter last year, and our ending driver count was 728 versus 696 in the same quarter last year. This is a front-loaded strategy that

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(fn1) Refer to definition of "adjusted" on page 2 above and see GAAP reconciliations on page 6 below.

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has driven our compensation and benefits cost significantly higher and it will take us an extended period of time to realize the benefits of this investment. During the 2nd quarter, we were successful in adding some new business opportunities, obtaining commitments on others and closing on an acquisition effective April 1, 2016 that provides the Company 73 additional locations to service. All of these confirm that there are opportunities out there and that the company is well positioned to take advantage of these opportunities. We continue to work closely with several of our larger customers in an effort to neutralize the negative margin effects of lower fuel surcharges but this will also take some time to resolve as it is an industry wide issue.

We operate in many of the best markets in the country and are known in those markets, and beyond, as a top rated carrier for both safety and customer satisfaction. We are committed to continuing our focus on safety and customer satisfaction and are confident that execution of that focus will enable us to continue our growth in our excellent markets. We plan to maintain a strong balance sheet as we work to achieve our targeted operating ratio in the low nineties and double digit returns on capital employed after tax.

Conference Call.

The Company will host a conference call on Wednesday, April 27, 2016 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-533-3898 (pass code 54368) for domestic or 1-334-323-7224 (pass code 54368) for international. Computer audio live streaming is available via the Internet through the Company's website at www.patriottrans.com at the Investor Relations tab. You may click on this link for the live streaming http://stream.conferenceamerica.com/pth042716. Click on the following link http://archive.conferenceamerica.com/archivestream/pth042716.mp3 to access the archived internet audio replay. A telephonic audio replay will be available for sixty days following the conference call and is accessible by dialing toll free 877-919-4059 domestic or 334-323-0140 international. The passcode of the audio replay is 15127984. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a short delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes.
Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities.

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
             CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                               (In thousands)
                                (Unaudited)

                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                       MARCH 31,               MARCH 31,
                                 ---------------------   ---------------------
                                    2016       2015         2016       2015
                                 ---------- ----------   ---------- ----------

Revenues:
  Transportation revenues        $ 28,514     27,093     $ 56,523     54,385
  Fuel surcharges                     534      2,644        1,896      7,069
                                   ------     ------       ------     ------
Total revenues                     29,048     29,737       58,419     61,454

Cost of operations:
  Compensation and benefits        12,752     11,773       25,324     23,756
  Fuel expenses                     3,470      4,861        7,295     10,866
  Repairs & tires                   1,936      1,906        3,745      3,720
  Other operating                   1,179        988        2,269      2,125
  Insurance and losses              2,218      2,778        5,236      5,617
  Depreciation expense              2,125      2,124        4,273      4,232
  Rents, tags & utilities             955        954        1,904      1,895
  Sales, general & administrative   2,213      2,314        4,612      4,636
  Corporate expenses                  828      1,132        1,786      2,051
  Intangible asset impairment           -      2,074            -      2,074
  Gain on equipment sales             (75)      (614)         (71)      (798)
                                   ------     ------       ------     ------
Total cost of operations           27,601     30,290       56,373     60,174
                                   ------     ------       ------     ------

Total operating profit (loss)       1,447       (553)       2,046      1,280

BP claim settlement                     -          -        1,687          -
Interest income and other               -          -            3          -
Interest expense                      (32)       (23)         (67)       (49)
                                   ------     ------       ------     ------

Income before income taxes          1,415       (576)       3,669      1,231
Provision for income taxes            552       (225)       1,431        480
                                   ------     ------       ------     ------

Net income (loss)                   $ 863       (351)     $ 2,238        751
                                   ======     ======       ======     ======

Comprehensive income (loss)         $ 863       (351)     $ 2,238        751
                                   ======     ======       ======     ======

Earnings per common share:
  Net Income (loss)-
    Basic                            0.26      (0.11)        0.68       0.23
    Diluted                          0.26      (0.11)        0.68       0.23

Number of shares (in thousands)
used in computing:
  -basic earnings
    per common share                3,283      3,261        3,278      3,261
  -diluted earnings
    per common share                3,286      3,261        3,282      3,269

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Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Patriot presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures included in this press release are adjusted net income, adjusted operating profit and adjusted operating ratio. Patriot uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Adjusted Net Income (Loss)

Adjusted net income (loss) profit excludes the impact of the intangible asset impairment charge. Adjusted net income (loss) profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between net income (loss) profit and adjusted net income (loss) is as follows:

                                 Three months ended       Six months ended
                                   March 31, 2015          March 31, 2015
                                 ------------------      ------------------
Net Income (loss)                $            (351)                    751
Adjustments:
  Intangible asset impairment charge         1,265                   1,265
                                 ------------------      ------------------
Adjusted net income              $             914                   2,016
                                 ==================      ==================

Adjusted Operating Ratio

Adjusted operating ratio excludes the impact of the intangible asset impairment charge. Adjusted operating ratio is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating ratio and adjusted operating ratio is as follows:

                                 Three months ended       Six months ended
                                   March 31, 2015          March 31, 2015
                                 ------------------      ------------------
Operating ratio                              101.9%                  97.9%
Adjustments:
  Intangible asset impairment charge          (7.0%)                 (3.4%)
                                 ------------------      ------------------
Adjusted operating ratio                      94.9%                  94.5%
                                 ==================      ==================

Adjusted Operating (Loss) Profit

Adjusted operating (loss) profit excludes the impact of the intangible asset impairment charge. Adjusted operating (loss) profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating (loss) profit and adjusted operating (loss) profit is as follows:

                                 Three months ended       Six months ended
                                   March 31, 2015          March 31, 2015
                                 ------------------      ------------------
Operating  (loss) profit         $             (553)                 1,280
Adjustments:
  Intangible asset impairment charge          2,074                  2,074
                                 ------------------      ------------------
Adjusted operating profit        $            1,521                  3,354
                                 ==================      ==================

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